UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

LaserLock Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 668-1952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As stated in a Definitive Information Statement previously filed by LaserLock Technologies, Inc. (the “Company”) on April 25, 2013, the holders of a majority of the Company’s outstanding voting capital stock, on March 11, 2013, provided written consent with respect to an amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 425,000,000 to 675,000,000 and to increase the aggregate number of authorized shares of capital stock from 500,000,000 to 750,000,000, with no increase in the 75,000,000 authorized shares of preferred stock.  The Amendment became effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada on May 23, 2013.  The foregoing is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number
3.1	Certificate of Amendment to the Articles of Incorporation of LaserLock Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ Norman A. Gardner
Norman A. Gardner
Vice Chairman and CEO

Dated: May 30, 2013

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Certificate of Amendment to the Articles of Incorporation of LaserLock Technologies, Inc.

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